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                                                                      EXHIBIT 13


                      EXHIBIT OF PERFORMANCE CALCULATIONS

     THIS EXHIBIT REFLECTS THE CALCULATION OF CERTAIN PERFORMANCE FIGURES
          THAT APPEAR UNDER "PERFORMANCE" IN APPENDIX A OF THE PART B.



A. TOTAL RETURN

     1. Formula. The total return performance of the Money Market, Total Return, High Yield, Equity and Government Securities Subaccounts for a specified period equals the change in the value of a hypothetical initial purchase payment of $10,000 ("Purchase Payment") from the beginning of the period to the end of the period. The total return performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each subaccount and the deduction of all expenses and fees, including a prorated portion of the $25 annual record maintenance fee. This proration is based on the total number of contract holders. No withdrawals are assumed. Total Return may be expressed either as a dollar value or as a percentage change. The percentage change in the value of the Purchase Payment for the period is calculated by subtracting the initial Purchase Payment from the ending value and dividing the remainder by the beginning value:

                          Percentage Change = EV - P
                                              -------
                                                 P

EV = Ending Value
P = Purchase Payment
The decimal return is converted to a percentage by multiplying by 100.

     2. Performance Reflected. The representative total return calculation reflected in this Section A is for a $10,000 Purchase Payment into the Total Return Subaccount for the one-year period ended December 31, 1990.

     3. Calculation. The Purchase Payment is divided by the beginning AUV to calculate the beginning number of units.
        1   1
     P/V = U  $10,000/$2.608709 = 3,833.31 units

     The initial number of units are reduced at the end of the year by a prorated portion of the annual record maintenance fee.
      1      2     2
     U - (M/V ) = U  3,833.31 - ($13.53 / $2.704969) = 3,828.31 units

     The ending value is calculated by converting ending units to dollars.
      2   2
     U x V = EV 3,828.31 units x $2.704969 = $10.355.46

     The percentage change return is calculated by subtracting the initial Purchase Payment from the ending value and dividing the remainder by the beginning value.

     (EV - P)/P = R ($10,355.46 - $10.000)/$10,000 = 0.0355

     The decimal return is converted to a percentage by multiplying by 100.

     R X 100 = Total Return % 0.0355 X 100 = 3.55%


B. AVERAGE ANNUAL TOTAL RETURN

     1. Formula. The average annual total return (AATR) performance of the Total Return, High Yield, Equity and Government Securities Subaccounts for a specified period equals the change in the value of a hypothetical initial purchase payment of $1,000 ("Purchase Payment") from the beginning of the period to the end of the period. The AATR performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each subaccount and the deduction of all expenses and fees, including a prorated portion of the $25 annual record maintenance fee. This proration is based on the total number of contract holders. At the end of the specified period, it is




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assumed that a full surrender is taken. The AATR for a specific period is found by taking a hypothetical $1,000 Purchase Payment and computing the redeemable value at the end of the period after all fees and surrender charges. The Ending Redeemable Value (ERV) is then divided by the Purchase Payment, and this quotient is taken to the Nth root (N representing the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Thus the following formula applies:

                               ERV  1/N
Average Annual Total Return = (---)     - 1
                                P
ERV = Ending Redeemable Value
P   = Purchase Payment
N   = Number of years
The decimal return is converted to a percentage by multiplying by 100.

     2. Performance Reflected. The representative AATR calculation reflected in this Section B is for a $1,000 Purchase Payment into the Total Return Subaccount for the one-year period ended December 31, 1990.

     3. Calculation. The Purchase Payment is divided by the beginning AUV to calculate the beginning number of units.
         1   1
     P/V  = U  $l,000/$2.608709 = 383.33 units

    The initial number of units are reduced at the end of the year by a prorated portion of the annual record maintenance fee.
     1      1      2
    U - (M/V )  = U 383.33 - ($13.53/$2.704969) = 378.33 units

    The ending value is calculated by converting ending units to dollars.
     2    2
    U  X V = EV  378.33 units X $2.704969 = $1,023.37

    The ending redeemable value is calculated by subtracting the surrender charge from the ending value.

    EV - (EV x SC) = ERV  $1,023.37 - ($1,023.37 x 6%) = $961.97

    The percentage change quotient is calculated by dividing the ending redeemable value by the beginning value.

    (ERV/P) = R $961.97 / $1,000 = .96197

    The quotient is taken to the Nth root.

    The Nth root of .96197 is = .96197

    One is subtracted from the result.

    .96197 - 1 = -0.03803

    The decimal return is converted to a percentage by multiplying by 100.

    -0.03803 x 100 = -3.80% = Average Annual Total Return



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C. YIELD CALCULATION

                             HIGH YIELD SUBACCOUNT
                        GOVERNMENT SECURITIES SUBACCOUNT


     The yield for the High Yield Subaccount and the Government Securities Subaccount is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. (The presentation of the formula has been adjusted to calculate the yield on the periodic payment contracts ("periodic units") only.) Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period. The yield quotations are based on a 30-day (or one month) period ended on December 31, 1990 and computed by dividing the net investment income per accumulation unit earned during the period by the maximum offering price per unit on the last day of the period, according to the following formula:

                         {[ ( (a - b)   ( d ) )     ] 6       }
               YIELD = 2 {[ ( (-----) - (---) ) + 1 ]    -  1 }
                         {[ ( (  c  )   ( e ) )     ]         }

This formula provides a yield for periodic units only.

WHERE:

a = net investment income earned during the period by the portfolio attributable to shares owned by the sub-account.

b = expenses accrued for the period (net of reimbursements and excluding mortality and expense risk charges).

c = the average daily number of accumulation units outstanding during the period times the maximum offering price per accumulation unit on the last day of the period.

d = mortality and expense risk charge for the period for periodic units only.

e = the average daily number of periodic accumulation units outstanding during the period times the maximum offering price per periodic accumulation unit on the last day of the period.


High Yield Subaccount
30 day period ended 12/31/90

a = $1,593,155
b = $78,022
c = $89,845,147
d = $81,728
e = $74,070,838
Yield = 19.67%

Government Securities Subaccount
30 day period ended 12/31/90
a = $200,593
b = $15,504
c=  $27,094,575
d = $26,648
e = $24,435,476
Yield = 6.99%


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D. YIELD CALCULATION

                            MONEY MARKET SUBACCOUNT

     1. Formula. The Subaccount's current yield quotation is based on a seven-day period and is calculated as follows. The first calculation is "base period return before record maintenance fee", which is the net change in the Accumulation Unit Value ("AUV") during the period resulting from net investment income divided by the AUV at the beginning of the period. Realized capital gains or losses and unrealized appreciation or depreciation are not included in the calculation. The next calculation is "base period record maintenance fee", which is the annual record maintenance fee prorated for the seven-day period and divided by the average contract size.

     The "base period return" is then calculated by subtracting the base period record maintenance fee from the base period return before record maintenance fee. The result is then divided by 7 and multiplied by 365 and the resulting yield figure is carried to the nearest one-hundredth of one percent.


     The Subaccount's effective yield is determined by taking the base period return (calculated as described above) and calculating the effect of assumed compounding. The formula for the effective yield is:

                                               365/7
                      (base period return + 1)       - 1.


     2. Performance Reflected. The representative yield calculations reflected herein are for the seven-day period ended December 31, 1990, for the Money Market Subaccount.

     3. Yield. First base period return before record maintenance fee is calculated. The following figures are provided for this purpose:

     a. AUV at 12/24/90, beginning of seven-day period equals $1.824920.

     b. AUV at 12/31/90, end of seven-day period equals $1.827131.

     c. Change in AUV during the seven-day period ended 12/31/90 due to realized capital gains or losses and unrealized appreciation or depreciation of investments equals zero.

     Base period return before record maintenance fee for the seven-day period ended 12/31/90 =

                                     change in AUV due to capital
       12/31/90 AUV - 12/24/90 AUV - gains or losses and unrealized appreciation or depreciation
      ---------------------------------------------------------------
                                 12/24/90 AUV

            1.827131 - 1.824920 - 0   0.002211
         = ------------------------   --------- =   0.001211
                  1.824920            1.824920


   Next, base period record maintenance fee is calculated. The following figures are provided for this purpose:

     d. Annual record maintenance fee = $25 per contract.

     e. Average contract size = $18,074.

 Base period record maintenance fee = Annual record maintenance fee x 7/365 days
                                      ------------------------------------------
                                      Average contract size

              25 x 7/365   0.479452
           =  ---------- = --------- = 0.000027
                18,074      18,074


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                            MONEY MARKET SUBACCOUNT
                                  (CONTINUED)

Then, base period return is calculated.

Base period return = Base period return before record maintenance fee
                          -Base period record maintenance fee

                   = 0.001211 - 0.000027 = 0.001184

Then, yield is calculated.

                       Yield = Base period return x 365/7

                             = 0.001184 x 365/7 = 0.0617

The decimal return is converted to a percentage by multiplying by 100.


                              0.0617 x 100 = 6.17%

     4. Effective Yield. The base period return for use in the formula for effective yield set forth in Subsection 1 above is the same as calculated in Subsection 3 above.

                                                      365/7
            Effective yield = (Base period return + 1)          - 1

                                            365/7
                            = (0.001184 + 1)      - 1

                                         365/7
                            =  (1.001184)      - 1

                            =   1.0636 - 1 =.0636

The decimal return is converted to a percentage by multiplying by 100.


               .0636 x 100 = 6.36%